                                                                    Exhibit 10.3

                                BOSTON SCIENTIFIC
                                   CORPORATION


                                      1995
                            LONG-TERM INCENTIVE PLAN

SECTION               CONTENTS                                          PAGE
 1.                   Purpose                                             1
 2.                   Definitions                                         1
 3.                   Administration                                      3
 4.                   Shares of Stock Subject
                        to the Plan                                       4
 5.                   Eligibility                                         5
 6.                   Stock Options                                       6
 7.                   Stock Appreciation Rights                          11
 8.                   Restricted Stock                                   12
 9.                   Long-Term Performance Awards                       14
10.                   Stock Grants                                       16
11.                   Change in Control Provisions                       16
12.                   Amendment and Termination                          19
13.                   Unfunded Status of Plan                            19
14.                   General Provisions                                 20
15.                   Term of Plan                                       21

                          BOSTON SCIENTIFIC CORPORATION

                          1995 LONG-TERM INCENTIVE PLAN


      1. Purpose. The purpose of this Plan is to enable key employees of and consultants to Boston Scientific Corporation (the "Company") to (i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and
(iv) enable the Company to attract, retain and motivate key employees and consultants of particular merit.

      2. Definitions. For the purposes of the Plan, the following terms shall have the meanings set forth below:

            (a) Award means the grant or sale pursuant to the Plan of any of Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Grants, and Long Term Awards.

            (b)      Board means the Board of Directors of the Company.

            (c) Cause means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

            (d) Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

            (e) Committee means the Committee referred to in Section 3 of the Plan. For any period during which no such committee is in existence all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

            (f) Company means Boston Scientific Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

            (g) Disability means permanent and total disability as determined under the Company's long-term disability program for employees then in effect.

      (h) Fair Market Value means, as of any given date, the last reported sales price of the Stock as reported in The Wall Street Journal for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

      (i) Incentive Stock Option means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

      (j) Long-Term Performance Award or Long-Term Award means an award made pursuant to Section 9 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least one year.

      (k) Non-Qualified Stock Option means any Stock Option that is not an Incentive Stock Option.

      (l) Participant means an employee or consultant to whom an Award is granted pursuant to the Plan.

      (m) Plan means the Boston Scientific Corporation 1995 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

      (n) Restricted Stock means an Award pursuant to Section 8 below of shares of Stock subject to restrictions or other forfeiture conditions.

      (o) Retirement means cessation of employment and other association with the Company and any affiliates or subsidiaries of the Company at or after the normal retirement date specified in the Company's pension or other deferred compensation plan applicable generally to employees of the Company or, with the consent of the Committee, any early retirement date so specified.

      (p) Stock means the common stock, $.01 par value per share, of the Company.

      (q) Stock Appreciation Right means the right, pursuant to an Award granted under Section 7 below, to surrender to the Company all

         (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

               (r) Stock Grant means an Award pursuant to Section 10 below of shares of Stock not subject to restrictions or other forfeiture conditions.

               (s) Stock Option or Option means any option to purchase shares of Stock (including Restricted Stock) granted pursuant to
         Section 6 below.

         In addition, the terms Change in Control and Change in Control Price shall have meanings set forth, respectively, in Sections 11.2 and 11.3.

         3. Administration. The Committee shall consist of not less than two "disinterested" persons (as such term is defined Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities and Exchange Commission) who shall be appointed by the Board to serve at its pleasure from time to time. The Committee shall have the authority to grant to eligible individuals, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Long-Term Performance Awards, and/or (v) Stock Grants.

         In particular, the Committee shall have the authority:

               (i) to select from time to time the officers, other key employees and consultants of the Company, its subsidiaries and affiliates to whom Awards shall granted hereunder;

               (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Long-Term Performance Awards and Stock Grants or any combination thereof, are to be granted hereunder;

               (iii) to determine the number of shares of Stock to be covered by each Award granted hereunder;

               (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

               (v) to determine whether and under what circumstances a Stock Option may be settled in cash or Stock, including Restricted Stock under Section 6.2(k);

               (vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under Section 6.2(l); and

               (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant.

         The Committee shall have the authority in its discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to resolve all disputes arising under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding upon all persons having or claiming any interest in the Plan or in any Award pursuant to the Plan.

         4. Shares of Stock Subject to the Plan.

               (a) In General. Subject to adjustment pursuant to the subsection
         (c) of this Section 4, no more than an aggregate of 5,000,000 shares of Stock may be granted or awarded pursuant to the Plan. Such shares may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. The Company shall at all times reserve and make available in sufficient number of shares to meet the requirements of the Plan, provided that following termination of the Plan the number of shares reserved need not exceed the number of Shares issuable under Awards outstanding from time to time thereafter.

                  (b) Computation of Available Shares. For the purpose of computing the total number of shares of Stock available for Plan purposes at any time during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this Section 4 any outstanding Restricted Stock and Stock Grants, and the maximum number of shares of Stock subject to issuance upon exercise of Options or upon settlement of other Awards theretofore made under the Plan. In addition, however, shares related to the unexercised or undistributed portion of any terminated, expired or forfeited Award for which no material benefit was received by a Participant (e.g. dividends, but not including voting rights), or to the portion of any Award settled in cash, shall be recredited to the number remaining upon such termination, expiration or forfeiture and thereafter again be available for distribution in connection with future Awards under the Plan.

                  (c) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding Options and other stock based Awards granted under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

         5. Eligibility. Officers and other key employees of or consultants to the Company, its affiliates and subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to, as determined by the Committee in its sole discretion, the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates are eligible for Awards under the Plan.

         6. Stock Options.

         6.1. Provision for Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee who is an employee of the Company, or of any parent or subsidiary corporation of the Company (in each case as defined in Section 424 of the Code), Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. In the case of any other person eligible for an Award under the Plan, any Stock Option granted under the Plan shall be a Non-Qualified Stock Option (with or without Stock Appreciation Rights).

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

         6.2. Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but in the case of any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in Section 424 of the Code) shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the

         Option is granted owns more than 10% of the voting power of all classes of stock of the Company or of a parent or subsidiary corporation (in each case as defined in section 424 of the Code) may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Option.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Sections 6.2(g), 6.2(h) and 11, unless otherwise determined by the Committee at or after grant no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise provisions apply pursuant to Section 6.2(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

                  If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock Award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                  If payment of the Option exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Company may require that the Stock has been owned by the Participant for a specified minimum period of time, for the purpose of avoiding any charge to the Company's earnings, limiting the pyramiding of Stock Option exercises, or such other purposes as the Company deems appropriate.

                  No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14.1.

                  (e) Replacement Options. If an Option granted pursuant to the Plan may be exercised by an optionee by means of the delivery of previously acquired Stock as provided in 6.2(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan to the extent shares are available under Section 4 at the time such replacement Option would be issued. Any such replacement Option shall cover such number of shares as may be determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original Option exercised and the net shares received by the Participant from such exercise. Any such replacement Option shall have an exercise price equal to the then current Fair Market Value of Stock, and a term extending to the expiration date of the original Option.

                  The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement Options.

                  (f) Transferability. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, provided, however, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members.

                  (g) Termination by Reason of Death. If an optionee's employment by or association with the Company and its subsidiaries and affiliates terminates by reason of death, any Stock Option held by such optionee may thereafter by exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Termination by Reason of Disability or Retirement. If an optionee's employment by or association with the Company and its subsidiaries and affiliates terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (i) Other Termination. Unless otherwise determined by the Committee at grant, if an optionee's employment by or association with the Company and its subsidiaries and affiliates terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent exercisable at termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee shall specific at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, if the optionee is involuntarily terminated by the Company without Cause.

                  (j) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company and any parent or subsidiary corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000.

                  (k) Cash-out of Option; Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such exercise. In addition, if the Option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved, if any.

                  (l) Cashless Exercise; Satisfaction of Tax Withholdings. To the extent permitted under the applicable laws and regulations, at the request of a Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Stock from which such Option is then exercisable to cover the costs and expenses associated with such exercise and sale. Under any Option, the Committee may permit a Participant to pay any applicable withholding taxes by delivering a sufficient number of previously-owned shares of Common Stock to the Company to satisfy such taxes or upon Participant's request, by having the Company withhold the number of shares of Common Stock obtainable on the exercise of an Option which when valued at Fair Market Value (determined as of the day preceding the date of exercise) is equivalent to the minimum required withholding taxes due.

         7. Stock Appreciation Rights

         7.1. Provision for Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

         7.2. Termination. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         7.3. Manner and Effect of Exercise. A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 7.4(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7.4(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

         7.4. Other Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem appropriate:

                  (a) Exercisability. Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 6 and this Section 7 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period and provided, further, however, that a Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (b) Amount Payable. Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall determine the form of payment.

                  (c) Transferability. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 6.2(f) of the Plan.

         8. Restricted Stock

         8.1. Provision for Grant. Shares of Stock may be issued either alone or in addition to other Awards granted under the Plan at such price, if any, as the Committee may determine. The Committee may condition the grant of Restricted Stock upon the completion of additional service, attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to all Participants.

         8.2. Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

         8.3. Additional Terms and Conditions. Grants of Restricted Stock may be made under the following additional terms and conditions:

                  (a) Purchase Price. The purchase price for shares of Restricted Stock shall be equal to or less than their Fair Market Value and may be zero.

                  (b) Acceptance of Awards. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a

         Restricted Stock Award agreement and paying whatever price (if any) is required pursuant to the terms of the Award.

                  (c) Issuance of Certificates. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Boston Scientific Corporation 1995 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Boston Scientific Corporation. Copies of such Plan and Agreement are on file in the offices of Boston Scientific Corporation at One Boston Scientific Place, Natick, Massachusetts 01760"

                  (d) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

                  (e) Transferability. Subject to the provisions of this Plan and the Award agreement, during the period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (f) Rights Pending Lapse of Restrictions or Forfeiture of Award. Except as provided in this subsection (f) and subsection (e) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under
         Section 4.

                  (g) Termination of Employment. Subject to the applicable provisions of the Award agreement and this Section 8, upon termination of a Participant's employment or other association with the Company and its subsidiaries and affiliates for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. In the event of hardship or other special circumstances of a Participant whose employment or association with the Company and its subsidiaries and affiliates is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

                  (h) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

         9. Long Term Performance Awards

         9.1. Provision for Grant. Long-Term Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long-Term Performance Award, which subject to Section 11 below shall be a period of at least one year, and shall determine the performance objectives to be used in valuing Long-Term Performance Awards and determining the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

         9.2. Periodical Determination of Performance. At the beginning of each Performance Period, the Committee shall determine for each Long-Term

Performance Award subject to such Performance Period the range of dollar values or number of shares of Stock to be awarded to the Participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

         9.3. Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long-Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long-Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

         9.4. Termination of Employment. Subject to Section 11 below and unless otherwise provided in the applicable Award agreement(s), if a Participant terminates employment or other association with the Company and its affiliates and subsidiaries during a Performance Period because of death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Long-Term Performance Award at the end of the applicable Performance Period (i) based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the Participant was employed by or associated with the Company and its affiliates and subsidiaries, all as determined by the Committee, in its sole discretion. However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

         Subject to Section 11 below, if a Participant terminates employment by or association with the Company and its subsidiaries and affiliates during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to the Long-Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

         9.5. Form of Payment. The earned portion of a Long-Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant.

         10. Stock Grants. In recognition of significant contributions to the success of the Company, its affiliates and subsidiaries, and in such other circumstances as the Committee deems appropriate in its sole discretion, shares of Stock may be issued either alone or in addition to other stock or cash-based Awards granted under the Plan at such price, if any, as the Committee may determine. Stock Grants Awards shall be made without forfeiture conditions of any kind and otherwise pursuant to such terms and conditions as the Committee may determine, in its sole discretion.

         11. Change in Control Provisions.

         11.1. Consequences of Event. In the event of a Change in Control, in addition to the adjustment provided for in Section 4(c), the Committee may in its discretion determine whether, with respect to all Stock Options granted and Awards made before the Change in Control, the following acceleration and valuation provisions shall apply:

                  (a) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable shall thereupon become fully exercisable.

                  (b) The restrictions applicable to any Restricted Stock Awards under the Plan shall lapse.

                  (c) The value of all shares of Stock subject to outstanding Stock Options and Restricted Stock Awards shall be paid to the holders thereof in cash within thirty days following the Change in Control (less any applicable exercise price and tax withholdings, and subject to the surrender of the shares which are the subject of the Restricted Stock Award) on the basis of the Change in Control Price as of the date of such Change in Control.

                  (d) Any outstanding Long-Term Performance Awards shall be paid out in cash within thirty days following the Change in Control based on prorated target results for the performance periods in question.

In case of any reorganization, merger or consolidation of the Company into or with another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, each Stock Option and each other Award not otherwise settled in cash pursuant to the preceding provisions of this Section 11.1 shall be automatically converted into a stock option or other award which covers shares of stock or other securities equivalent in kind and value to the shares or other securities the optionee or holder would have held if the Stock Option or other Award had been exercised or received in full prior to such reorganization, merger, consolidation, sale or conveyance and no disposition thereof had subsequently been made, and the option price under each Stock Option shall be proportionately adjusted.

         11.2. Change in Control. For purposes of this Plan, a "Change in Control" means the happening of any of the following:

                  (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); provided, however, that any acquisition by (x) any non-corporate shareholder of the Company as of the effective date of the initial registration of an offering of Stock under the Securities Act of 1933, (y) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

                  (b) Continuing Directors constitute less than a majority of the Board, where a Continuing Director is (i) each person who was a director of the Company on January 2, 1995, and (ii) each person who subsequently becomes a director of the Company and whose election or nomination was approved by a vote of at least a majority of the Continuing Directors in office at the time of the election or nomination unless that person became a director in connection with an actual or threatened election contest; or

                  (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not own beneficially, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                  (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

         11.3. Change in Control Price. For purposes of this Plan, "Change in Control Price" means the highest closing price per share paid in any transaction on the New York Stock Exchange, or the highest price paid or offered in any bona fide transaction related to a potential or actual change in control of the Company, at any time during the preceding sixty day period as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

         12. Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company, increase the maximum number of shares of Stock purchasable under the Plan or change the description of the individuals eligible to receive Awards. No termination of or amendment to the Plan may adversely affect the rights of a Participant with respect to any Award theretofore granted under the Plan without such Participant's consent.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 above, no such amendment shall impair the rights of any Participant without the Participant's consent.

         13. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of any other general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder, provided, however, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

         14. General Provisions.

         14.1. Investment Representation. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         14.2. Adoption of Other Plans. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         14.3. No Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Award hereunder, shall confer upon any employee or consultant of the Company or its affiliates or subsidiaries any right to continued employment or association with the Company and its affiliates and subsidiaries, nor shall it interfere in any way with the right of the Company and its affiliates and subsidiaries to terminate the employment or association of any of its employees or consultants at any time.

         14.4. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         14.5. Payments on Death. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         14.6. Governing Law. The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         15. Term of Plan. The Plan shall become effective upon the approval of the Plan by the shareholders of the Company. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Plan's approval by shareholders, but Awards theretofore granted may extend beyond that date.

                          BOSTON SCIENTIFIC CORPORATION

                          1995 LONG-TERM INCENTIVE PLAN

                                 First Amendment

     Pursuant to the provisions of Section 12 of Boston Scientific Corporation's 1995 Long-Term Incentive Plan (the "Plan"), the Board of Directors of Boston Scientific Corporation hereby (i) amends Section 4(a) of the Plan to remove the expression "5,000,000" and replace it with the expression "15,000,000", and (ii) amends Section 5 of the Plan by inserting the following sentence at the end of the existing Section 5: "Notwithstanding anything to the contrary in this Plan, no executive officer of the Company may be granted Awards under the Plan with respect to more than 1,000,000 shares of Stock during the initial ten-year term of this Plan."

     All other terms and provisions of the Plan, and any Awards made thereunder, remain in full force and effect.

               AMENDMENT NO.1 TO THE BOSTON SCIENTIFIC CORPORATION
                          1995 LONG-TERM INCENTIVE PLAN


     The Boston Scientific Corporation 1995 Long-Term Incentive Plan (the "Plan") is hereby amended as follows:

1. Section 6(f) of the Plan is amended by deleting the existing Section 6(f) in its entirety and replacing it with the following:

     "(f) Transferability. No Stock Option shall be transferable by an optionee other than by will or by the laws of descent and distribution and all Options granted hereunder shall be exercisable, during the Participant's lifetime, only by the Participant provided, however, that the Committee may grant Non-Qualified Stock Options that are transferable, subject to such conditions as the Committee may from time to time establish, without payment of consideration, to immediate family members of the optionee or to trusts, partnerships, or similar vehicles established for the benefit of such family members."

2. Section 2(p) of the Plan is amended by deleting the existing Section 2(p) in its entirety and replacing it with the following:

     "(p) Stock means the Common Stock, $.01 par value per share, of the Company."